UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2005

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.

Item 8.01	Other Events.

On November 23rd, 2005, the Registrant’s French subsidiary filed a proposal for a workforce reduction with the Works Council that represents the employees of the Registrant’s French subsidiary. The proposed reduction could result in the elimination of up to 45 jobs at the Registrant’s French subsidiary. Due to the complexity of the labor procedures in France, the exact timing, size of the reduction and the financial impact are not quantifiable at this time. The proposed reduction is not anticipated to affect revenues from current products.

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the company’s workforce reduction proposal. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the company’s ability to implement the reduction proposal, the impact and size of personnel reductions, and the impact of the reduction on revenues from current products. More information about potential factors that could affect the Registrant’s business and financial results is included in the “Risk Factors” set forth in the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Registrant’s subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties. We do not undertake any obligation to update any forward-looking statements for any reason after the date hereof.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date:	December 2, 2005	By:	/s/ Robert G. Gargus
Robert G. Gargus
Senior Vice President and Chief Financial Officer

3.